FIRST AMENDMENT TO THE
ABSOLUTE SHARES TRUST
CUSTODY AGREEMENT

THIS FIRST AMENDMENT, dated as of the 7th day of October, 2015, to the Custody Agreement, dated as of June 11, 2014 (the “Agreement”), is entered into by and between ABSOLUTE SHARES TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANK, N.A. a national banking association ("Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to add the WBI Tactical Rotation Shares and to revise the list of funds of the Trust to reflect name changes of certain funds; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ABSOLUTE SHARES TRUST	U.S. BANK, N.A.

By: /s/ Matt Schreiber	By: /s/ Michael R. McVoy

Name: Matt Schreiber	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

Absolute Shares Trust (WBI) 10/2015

Amended Exhibit B
to the Custody Agreement – Absolute Shares Trust

Fund Names

Name of Series

WBI Tactical SMG Shares (WBIA) (f/k/a WBI SMID Tactical Growth Shares)

WBI Tactical SMV Shares (WBIB) (f/k/a WBI SMID Tactical Value Shares)

WBI Tactical SMY Shares (WBIC) (f/k/a WBI SMID Tactical Yield Shares)

WBI Tactical SMS Shares (WBID) (f/k/a WBI SMID Tactical Select Shares)

WBI Tactical LCG Shares (WBIE) (f/k/a WBI Large Cap Tactical Growth Shares)

WBI Tactical LCV Shares (WBIF) (f/k/a WBI Large Cap Tactical Value Shares)

WBI Tactical LCY Shares (WBIG) (f/k/a WBI Large Cap Tactical Yield Shares)

WBI Tactical LCS Shares (WBIL) (f/k/a WBI Large Cap Tactical Select Shares)

WBI Tactical Income Shares (WBII)

WBI Tactical High Income Shares (WBIH)

WBI Tactical Rotation Shares (TBD)

Absolute Shares Trust (WBI) 10/2015	2